Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-176603 of Forum Technologies, Inc. on Form S-1 of our report dated March 30, 2010 (relating to the consolidated financial statements of Subsea Services International, Inc. not presented herein), appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas

October 19, 2011